Exhibit 99.1

   LSB INDUSTRIES, INC. ANNOUNCES ITS THIRD QUARTER RESULTS AND RESTATEMENT OF
     2004 AUDITED FINANCIAL STATEMENTS AND AMENDMENT TO UNAUDITED FINANCIAL
         STATEMENTS FOR QUARTERS ENDED MARCH 31, 2005 AND JUNE 30, 2005

        OKLAHOMA CITY, Nov. 21 /PRNewswire-FirstCall/ -- LSB Industries, Inc. (Amex: LXU), whose common stock is traded on the American Stock Exchange under the symbol LXU, reported net income of $1.7 million and $5.1 million for the three and nine months ended September 30, 2005, respectively.

        Results for three months ended September 30, 2005 and 2004

        Net sales for the three months ended September 30, 2005 and 2004 were $105.2 million and $92.2 million, respectively, an increase of $13.0 million.

        For the three months ended September 30, 2005, the Company reported net income of $1.7 million. After deducting $.6 million for preferred stock dividend requirements, which were not paid, net income applicable to common stock was $1.1 million, or $.07 per share fully diluted.

        For the three months ended September 30, 2004, the Company reported net income of $3.4 million, as restated. The results for the third quarter 2004 included certain non-recurring items including a $4.4 million gain from early extinguishment of debt and $1.4 million provision for loss on notes receivable from a French manufacturer of HVAC equipment.

        After deducting $.6 million for preferred stock dividend requirements, which were not paid, net income applicable to common stock was $2.8 million, or $.18 per share fully diluted for the three months ended September 30, 2004, as restated.

        Results for nine months ended September 30, 2005 and 2004

        For the nine months ended September 30, 2005, the Company reported net income of $5.1 million. After deducting $1.7 million for dividend requirements on outstanding preferred stocks which were not paid, net income applicable to common stock for 2005 was $3.5 million, or $.23 per share fully diluted, compared to net income applicable to common stock for the same period last year of $3.1 million, or $.20 per share fully diluted, as restated.

        For the nine months ended September 30, 2004, the Company reported net income of $4.8 million as restated including a $4.4 million gain on extinguishment of debt, $1.1 million in losses related to the French company, including $.5 million cumulative effect of accounting change due to the consolidation of the French company through June 30, 2004 and $1.4 provision for loss on notes receivable from the French Company.

        Commenting on the third quarter results, Jack E. Golsen, Chairman and CEO, stated that in the Climate Control Business new orders for our water source heat pumps, geothermal heat pumps, hydronic fan coils and large custom air handlers used in commercial and residential new building construction and renovations during the third quarter continued at a strong pace and the backlog of orders are at an all-time high.

        The Chemical Business reported improved results due primarily to improved margins on certain products produced at our El Dorado, AR facility offset in part by increases in the cost of natural gas at the Cherokee, AL facility that could not be totally passed-through in the selling prices as well as the disruptions in September at Cherokee related to hurricane Katrina.

        Restatement of 2004 Audited Financial Statements and Amendments to Form 10Qs

        Tony M. Shelby, CFO, noted that, as described in Note-1 of the Notes to the Statements of Income contained in this press release, as part of the Securities and Exchange Commission's ("SEC") requirements to periodically review reports filed by issuers under the Securities Exchange Act of 1934, we have received comments from the SEC regarding our annual report on Form 10K for year ended December 31, 2004 ("2004 Form 10K") and our quarterly reports on Form 10Q for quarters ended March 31, 2005 and June 30, 2005 ("2005 Forms 10Q").

        As a result of comments from the SEC, we have agreed with the SEC to restate and amend our 2004 Form 10K and our 2005 Forms 10Q as described in detail in Note-1 of Notes to the Statements of Income contained in this press release.

        Conference Call

        LSB will host a conference call covering the third quarter 2005 results. You are invited to listen to the call that will be broadcast live over the Internet on December 5, 2005, at 10:30 am central time. Log on at http://www.lsb-okc.com or by telephone at dial-in number: 1-800-565-0813.

        The Company is a manufacturing, marketing, and engineering company with activities on a world wide basis. The Company's principal business activities consist of the manufacture and sale of commercial and residential climate control products, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, the provision of specialized engineering services, and other activities. The Company's common stock is listed on the AMEX under the symbol LXU and the Series 2 preferred stock is listed for trading on the Over the Counter Bulletin Board under the symbol LSBPD.

                              LSB Industries, Inc.
                   Condensed Consolidated Statements of Income
                                   (unaudited)
         Nine Months and Three Months Ended September 30, 2005 and 2004
                       (As restated for 2004, see Note 1)
                    (In thousands, except per share amounts)

                                                Nine Months                Three Months
                                         -------------------------   -------------------------
                                            2005          2004          2005          2004
                                         -----------   -----------   -----------   -----------
Net sales                                $   301,370   $   279,822   $   105,181   $    92,243
Cost of sales                                251,368       237,692        87,448        77,628
Gross profit                                  50,002        42,130        17,733        14,615

Selling, general
 and administrative                           39,806        37,970        13,653        12,595
Other expense                                    148           484           (29)          290
Other income                                  (2,243)         (445)         (688)         (128)

Operating income                              12,291         4,121         4,797         1,858

Interest expense                               8,627         4,700         2,799         1,671
Provision for loss
 on notes receivable                             ---         1,447           ---         1,447
Gain on extinguishment of debt                   ---        (4,400)          ---        (4,400)
Non-operating other
 income, net                                  (1,525)       (2,424)          (67)          (87)
Income from continuing operations
 before provisions for income
 taxes, equity in earnings of
 affiliate and cumulative effect
 of accounting change                          5,189         4,798         2,065         3,227
Provisions for income taxes                      (84)           (4)          (84)          ---
Equity in earnings of affiliate                  554           498           187           171
Income from continuing
 operations before cumulative
 effect of accounting change                   5,659         5,292         2,168         3,398
Loss from discontinued
 operations                                     (512)          ---          (512)          ---
Cumulative effect
 of accounting change                            ---          (536)          ---           ---
Net income                               $     5,147   $     4,756   $     1,656   $     3,398
Preferred stock dividends                     (1,671)       (1,700)         (554)         (566)
Net income applicable
 to common stock (Note 11)               $     3,476   $     3,056   $     1,102   $     2,832

Income per common share:
  Basic:
    Income from continuing
     operations before
     cumulative effect
     of accounting change                $       .30   $       .28   $       .12   $       .22
    Loss from discontinued
     operations                                 (.04)          ---          (.04)          ---
    Cumulative effect
     of accounting change                        ---          (.04)          ---           ---
    Net income                           $       .26   $       .24   $       .08   $       .22

  Diluted:
    Income from continuing
     operations before
     cumulative effect
     of accounting change                $       .26   $       .24   $       .10   $       .18
    Loss from discontinued
     operations                                 (.03)          ---          (.03)          ---
    Cumulative effect
     of accounting change                        ---          (.04)          ---           ---
    Net income                           $       .23   $       .20   $       .07   $       .18

                            (See accompanying notes)

                              LSB Industries, Inc.
                     Notes to Unaudited Financial Highlights
         Nine Months and Three Months Ended September 30, 2005 and 2004
                                   (unaudited)

     Note 1: As part of the Securities and Exchange Commission's ("SEC") requirements to periodically review reports filed by issuers under the Securities Exchange Act of 1934, we have received comments from the SEC regarding our annual report on Form 10K for year ended December 31, 2004 ("2004 Form 10K") and our quarterly reports on Form 10Q for quarters ended March 31, 2005 and June 30, 2005 ("2005 Forms 10Q").

             As a result of comments from the SEC, we have agreed with the SEC to restate and amend our 2004 Form 10K and our 2005 Forms 10Q as follows:

             * Amend our 2004 audited Consolidated Statements of Income contained in our 2004 Form 10K to reclassify other income relating to the sale of assets and other expense relating to the impairment of certain assets and certain other reclassifications from non-operating to operating income. These reclassifications will not change or affect "net income" reflected in our Consolidated Statement of Income in our 2004 Form 10K.

             * Amend our 2005 Condensed Consolidated Statements of Income contained in our 2005 Forms 10Q to reclassify a gain resulting from the sale of certain operating assets and certain other reclassifications from non-operating to operating income. These reclassifications will not change or affect "net income" reflected in our Statement of Income in our 2005 Forms 10Q.

             * Restate our audited 2004 financial statements contained in our 2004 Form 10K to disclose a change from LIFO to FIFO method of accounting for certain inventory of heat pump products within our Climate Control segment in accordance with Accounting Principles Board Opinion No. 20. The effect for the three years in the period ended December 31, 2004 will be to decrease reported net income in 2004 and 2003 by $503,000 and $198,000, respectively and increase 2002 net income by $23,000. The effect of this restatement increases stockholders' equity by $678,000 at December 31, 2001. There will be no effect on the balance sheet at December 31, 2004 resulting from this restatement. We did not disclose this change in our 2004 financial statements contained in the 2004 Form 10K since we believed that this was not a material change pursuant to Staff Accounting Bulletin 99. The effect of this restatement will reduce net income contained in our 2004 Consolidated Statement of Income from $1.9 million to $1.4 million. In addition, the effect will change the 2004 results of operations reflected in our 2005 Forms 10Q by reducing net income by $125,000 for the three months ended March 31, 2004 (from a net loss of $.1 million to a net loss of $.2 million) and reducing net income by $250,000 for the six months ended June 30, 2004 (from net income of $1.6 million to net income of $1.4 million). The effect of this restatement reduces net income by $375,000 for the nine months ended September 30, 2004, as reflected below.

                We will be revising our disclosure controls and procedures reports contained in our 2004 Form 10K and our 2005 Forms 10Q to remove any qualifying language to the effectiveness of such disclosure controls and procedures and to discuss the facts and circumstances surrounding the above described restatements and amendments and how such restatements and amendments impacted our CEO's and CFO's original conclusions regarding effectiveness of our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective.

                We intend to file our amended 2004 Form 10K/A and 2005 Forms 10Q/A in accordance with the above discussion on or before December 31, 2005. As a result of the restatement to our 2004 audited financial statements for $503,000, due to the change in the method of accounting for certain inventory from LIFO to FIFO, our 2004 audited financial statements should therefore no longer be relied upon.

                This release includes our restated financial statements for the nine and three month periods ended September 30, 2004 as though we have filed our amended 2004 10K/A and 2005 Forms 10Q/A.

     Note 2: Beginning in October 2004, results of operations were adversely affected as a result of a mechanical failure of one of the four nitric acid plants at the El Dorado, Arkansas plant. The plant was restored to normal production in June 2005. We filed claims for damage with our property insurance companies for $4.5 million, net of $1 million deductible. As of September 30, 2005 we recognized insurance recoveries of $2.3 million under our replacement cost property insurance policy relating to this property damage claim. The effect of this property insurance recovery to the accompanying statements of income was $1.0 million and $.6 million for the nine and three-month periods ended September 30, 2005, which was classified as other income. The insurers are contesting a portion of the remaining claim. Additional recoveries upon final resolution will be recognized when agreed to by our insurers.

             Additionally, our business interruption insurance policy contains a forty-five day waiting period before covering losses resulting from business interruptions. We have filed a claim for recovery of the business interruption losses related to this incident. The claim is for $5.3 million, net of the forty-five day waiting period. Recoveries relating to this business interruption will be recognized when agreed to by our insurers.

     Note 3: During the first quarter of 2004, we recognized a gain of $1.8 million from the sale of certain assets purchased in 2003.

             In September 2004, we completed a $50 million term loan. A portion of the proceeds were used to pay-off the loans and accrued interest of $36.8 million under a Financing Agreement. Due to the repayment of the Financing Agreement prior to the maturity date of June 30, 2005, we recognized $4.4 million as a gain on extinguishment of debt in the third quarter 2004.

             Included in other income for the first nine months of 2005 is $1.2 million in insurance proceeds upon the death of one of the Company's executives from certain key man life insurance policies in excess of the present value of the Company's obligations for benefits.

     Note 4: Effective March 31, 2004, we were required under FASB Interpretation No. 46 "Consolidation of Variable Interest Entities", to consolidate the assets, liabilities and results of operations of the parent company of a French manufacturer of HVAC equipment in our consolidated financial statements from March 31, 2004 forward. As a result, in 2004:

             * we recorded a cumulative effect of accounting change of $.5 million and

             * we included in our operating results for the nine months ended September 30, 2004, net sales of $3.8 million and an operating loss of $.6 million of the parent company of the French manufacturer.

             In the third quarter of 2004, based on our assessment of the parent company and the French manufacturer's actual and projected liquidity and results of operations, we concluded that notes receivable from the parent were not recoverable and, as a result, effective July 1, 2004, we forgave the balance owed pursuant to the notes receivable in exchange for, among other things, an extension of the expiration date of a subsidiary's option to acquire the stock of the parent company of the French manufacturer. As a result of the cancellation, we no longer had a variable interest in this entity and were no longer required to consolidate this entity.

     Note 5: In December 2002, in connection with the sale of substantially all of the operating assets of Slurry Explosives Company ("Slurry") and Universal Technical Corporation ("UTeC"), which was accounted for as discontinued operations, UTeC leased the facility from which it conducted the manufacturing business, "the Facility" to the buyer under a triple net long-term lease agreement. However, Slurry retained the obligation to be responsible for, and perform the activities, under an existing Consent Order. In addition, certain of our subsidiaries agreed to indemnify the buyer of such assets for these environmental matters. Representatives of a prior owner agreed to pay for one- half of the costs of the investigation and remediation of the Facility site on an interim, non-binding basis.

             During October 2005, representatives of Slurry and a prior owner met with the KDHE and proposed to remove the bulk of contaminated soil at the Facility site, which was orally agreed to by the KDHE, subject to approval of a written work plan submitted to the KDHE. As a result, a provision of $.5 million was recorded for our share of these costs for the nine and three month periods ended September 30, 2005 which we classified as discontinued operations. There are no income tax benefits related to these expenses.

     Note 6: Net income applicable to common stock is computed by adjusting net income by the amount of preferred stock dividends requirements. Basic net income per common share is based upon net income applicable to common stock and the weighted average number of common shares outstanding during each period. Diluted income per share is based on the weighted average number of common shares and dilutive common equivalent shares outstanding and the assumed conversion of dilutive convertible securities outstanding.

     Note 7: Information about the Company's operations in different industry segments for the nine months and three months ended September, 2005 and 2004 is detailed on the following page.

                              LSB INDUSTRIES, INC.
                     Notes to Unaudited Financial Highlights
         Nine Months and Three Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                               Nine Months                  Three Months
                                       ---------------------------   ---------------------------
                                            2005          2004          2005          2004
                                       -----------   -------------   -----------   -------------
                                                     (as restated)                 (as restated)
                                                            (In thousands)
Net sales:
  Climate Control                      $   117,002   $     107,596   $    41,507   $      37,614
  Chemical                                 179,703         167,717        62,179          52,945
  Other                                      4,665           4,509         1,495           1,684
                                       $   301,370   $     279,822   $   105,181   $      92,243
Gross profit:
  Climate Control                      $    35,191   $      33,722   $    13,205   $      11,775
  Chemical                                  13,217           7,005         4,002           2,257
  Other                                      1,594           1,403           526             603
                                       $    50,002   $      42,130   $    17,733   $      14,615
Operating income
 (loss):
  Climate Control                      $    10,282   $      10,591   $     4,344   $       4,133
  Chemical                                   6,925            (276)        2,492            (109)
General corporate expenses
 and other business
 operations, net                            (4,916)         (6,194)       (2,039)         (2,166)
                                            12,291           4,121         4,797           1,858

Interest expense                            (8,627)         (4,700)       (2,799)         (1,671)
Provision for loss
 on notes receivable                           ---          (1,447)          ---          (1,447)
Gain from extinguishment
 of debt                                       ---           4,400           ---           4,400
Non-operating
 other income, net                           1,525           2,424            67              87
Income from continuing operations
 before provisions for income taxes,
 equity in earnings of affiliate
 and cumulative effect
 of accounting change                  $     5,189   $       4,798   $     2,065   $       3,227

    Notes:

    Gross profit by industry segment represents net sales less cost of sales. Gross profit classified as "Other" relates to industrial machinery and components.

    Our chief operating decision maker uses operating income (loss) by industry segment for purposes of making decisions which include resource allocations and performance evaluations.

    Operating income (loss) by industry segment represents gross profit by industry segment less selling, general and administrative expenses ("SG&A") incurred by each industry segment plus other income and other expense earned/incurred by each industry segment before general corporate expenses and other business operations, net. General corporate expenses and other business operations, net consist of unallocated portions of gross profit, SG&A, other income and other expense.

    General corporate expenses and other business operations, net are not allocated to our Climate Control and Chemical Businesses since these items are not included in the operating results reviewed by our chief operating decision makers for purposes of making decisions as discussed above.

SOURCE  LSB Industries, Inc.
    -0-                             11/21/2005
    /CONTACT: Tony M. Shelby, Chief Financial Officer of LSB Industries, Inc., +1-405-235-4546; or Leslie A. Schupak, ext. 205, or Joe Mansi, ext. 207, both of KCSA, +1-212-682-6300, for LSB Industries, Inc./
    /Web site:  http://www.lsb-okc.com /